EXHIBIT 99.1

RENT-A-CENTER, INC. ADOPTS STOCKHOLDER RIGHTS PLAN

PLANO, Texas, March 28, 2017 -- Rent-A-Center, Inc. (NASDAQ/NGS:RCII) (“Rent-A-Center” or the “Company”), the nation's largest rent-to-own operator, today announced that its Board of Directors has unanimously adopted a stockholder rights plan (“the Rights Plan”) to protect the best interests of all Rent-A-Center stockholders.

The Rights Plan is intended to enable all Rent-A-Center stockholders to realize the value of their investment in the Company and ensure all stockholders receive fair and equal treatment. The Rights Plan is also designed to protect Rent-A-Center stockholders by reducing the likelihood that any person or group would gain control of the Company through open market accumulation without appropriately compensating its stockholders for such control or providing the Board sufficient time to make informed judgments.

On March 25, 2017, the Rent-A-Center Board of Directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $0.01 par value, of the Company (the “Common Stock”). The distribution is payable on April 14, 2017 to the stockholders of record on April 7, 2017 (the “Record Date”). Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s newly-created Series D Preferred Stock (the “Preferred Stock”) at a price of $25.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”) in the event the Rights become exercisable subject to adjustment and the term of the Company’s Rights Plan agreement.

In general, the Rights will become exercisable if a person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock of the Company or announces a tender offer for 15% or more of the outstanding Common Stock of the Company. In the event that the Rights become exercisable due to the triggering ownership threshold being crossed, each Right will entitle its holder to purchase, at the Right’s exercise price, a number of shares of Common Stock or equivalent securities having a market value at that time of twice the Right’s exercise price. Rights held by the triggering person will become void and will not be exercisable to purchase shares at the reduced purchase price. The Board of Directors will, in general, be entitled to redeem the Rights at $0.001 per Right at any time before the triggering ownership threshold is crossed.

Persons or groups that beneficially own 15% or more of the outstanding Common Stock of the Company prior to the Company’s announcement of the Rights Plan will not cause the Rights to be exercisable until such time as those persons or groups become the beneficial owner of any additional shares of the Common Stock of the Company (other than by reason of a stock dividend, stock split or other corporate action effected by the Company in which all holders of Common Stock are treated equally).

The Rights Plan has an expiration date of March 28, 2020, or earlier if stockholder approval of the Rights Plan has not been obtained at or prior to Rent-A-Center’s 2018 Annual Meeting of Stockholders (or any adjournment thereof). Stockholders of the Company will be afforded the opportunity to vote to approve the Rights Plan at the Company’s 2018 Annual Meeting (or any adjournment thereof).

Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or about March 28, 2017.

J.P. Morgan is serving as financial advisor and Winston & Strawn LLP is serving as legal advisor to Rent-A-Center.

About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,600 stores in the United States, Mexico, Canada and Puerto Rico, and approximately 1,870 Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 230 rent-to-own stores operating under the trade names of "Rent-A-Center," "ColorTyme," and "RimTyme."

Additional Information and Where to Find It
The Company intends to file a proxy statement with the SEC with respect to its 2017 Annual Meeting. The Company’s stockholders are strongly encouraged to read any such proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Company’s website at www.rentacenter.com or by contacting the Company’s Investor Relations at 972-801-1100. The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. Information about certain of the Company’s current directors and executive officers is available in the Company’s proxy statement, dated April 18, 2016, for its 2016 Annual Meeting. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Rent-A-Center’s 2017 Annual Meeting.

Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; our chief executive officer and chief financial officer transitions, including our ability to effectively operate and execute our strategies during the interim period and difficulties or delays in identifying and attracting a permanent chief executive officer and chief financial officer, each with the required level of experience and expertise; failure to manage the Company's store labor and other store expenses; the Company’s ability to identify, develop and successfully execute strategic initiatives; disruptions caused by the implementation and operation of the Company's new store information management system, including capacity-related outages; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or e-commerce capabilities; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts for Rent-A-Center, Inc.:

Investors:
Maureen Short
Interim Chief Financial Officer
972-801-1899
maureen.short@rentacenter.com
or
Okapi Partners LLC
Bruce Goldfarb / Chuck Garske / Teresa Huang
212-297-0720
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan / James Golden / Aura Reinhard
212-355-4449